Exhibit (c)(9)

Exhibit (c)(9)

CONFIDENTIAL DRAFT

Project Wellington

Follow-Up Analysis

20 March 2006

CONFIDENTIAL DRAFT

Project Wellington

Consideration Paid Analysis

Equity Value Per Share for the Public Shareholders

Consideration Paid (1) (2)

$MM, except where noted

Sponsor Offer Price

Price

$44.00

$44.25

$44.50

$44.75

$45.00

$45.25

$45.50

Premium (3)

3.3%

3.9%

4.4%

5.0%

5.6%

6.2%

6.8%

Price

%

$40.00

(6.1%)

48.75

49.29

49.84

50.38

50.92

51.46

52.00

$41.00

(3.8%)

47.57

48.12

48.66

49.20

49.74

50.29

50.83

$42.00

(1.4%)

46.39

46.93

47.48

48.02

48.57

49.11

49.65

$42.61

0.0%

45.66

46.21

46.76

47.30

47.85

48.39

48.93

$43.00

0.9%

45.20

45.74

46.29

46.84

47.38

47.93

48.47

$44.00

3.3%

44.00

44.55

45.10

45.65

46.19

46.74

47.29

$45.00

5.6%

42.80

43.35

43.90

44.45

45.00

45.55

46.10

Founder Shareholders

Equity Value to Public Shareholders

Consideration Paid Premium (1) (2)

$MM, except where noted

Sponsor Offer Price

Price

$44.00

$44.25

$44.50

$44.75

$45.00

$45.25

$45.50

Premium (3)

3.3%

3.9%

4.4%

5.0%

5.6%

6.2%

6.8%

Price

%

$40.00

(6.1%)

14.4%

15.7%

17.0%

18.2%

19.5%

20.8%

22.0%

$41.00

(3.8%)

11.7%

12.9%

14.2%

15.5%

16.7%

18.0%

19.3%

$42.00

(1.4%)

8.9%

10.1%

11.4%

12.7%

14.0%

15.3%

16.5%

$42.61

0.0%

7.2%

8.5%

9.7%

11.0%

12.3%

13.6%

14.8%

$43.00

0.9%

6.1%

7.4%

8.6%

9.9%

11.2%

12.5%

13.8%

$44.00

3.3%

3.3%

4.6%

5.8%

7.1%

8.4%

9.7%

11.0%

$45.00

5.6%

0.4%

1.7%

3.0%

4.3%

5.6%

6.9%

8.2%

Founder Shareholders

Premium to 30-Day Share Price Average (3)

Notes

1. Fully diluted equity value (treasury method) as of 3/17/06. Options allocated to minority shareholders

2. Assumes Gary L. West and Mary E. West own 40.0MM basic shares as of 3/17/06, per company filings

3. Premium to 30-Day share price average of $42.61, as of 3/17/06

CONFIDENTIAL DRAFT

Project Wellington

Transaction Multiple Comparison

March 2006 vs. June 2005

- **Since June 2005, the potential transaction price for the public shareholders has increased approximately 27%**
  - **Trading price increase plus bifurcation impact**
- **LTM and forward EBITDA multiples have expanded approximately 10% and 9%, respectively**
- **LTM and forward EPS multiples have expanded approximately 12% and 10%, respectively**

West Corporation Multiple Comparison
$MM, except for per share amounts

	June 22, 2005			March 17, 2006		Increase	
	$37.00	$38.00		$47.00	$48.00		
Equity Value [1]	2,655	2,730	Equity Value [1]	3,460	3,537	805	807
Agg. Value [2]	3,000	3,075	Agg. Value [3]	4,262	4,339	1,262	1,263
Premium to Current (6/22/05)	(0.4%)	2.3%	Premium to Current (3/17/06)	9.2%	11.6%	9.6%	9.3%
Premium: 30-Day Avg.	2.7%	5.4%	Premium: 30-Day Avg.	10.3%	12.7%	7.6%	7.2%
AV / LTM Adj. EBITDA (2Q05) [4]	9.4x	9.6x	AV / LTM Adj. EBITDA [5]	10.4x	10.5x	10.3%	9.5%
AV / 2005E Adj. EBITDA [6]	8.4x	8.7x	AV / 2006E Adj. EBITDA [7]	9.2x	9.4x	9.1%	8.4%
AV / 2006E Adj. EBITDA [6]	7.5x	7.7x	AV / 2007E Adj. EBITDA [7]	8.5x	8.7x	13.9%	13.1%
P / E - LTM (2Q05) [8]	20.4x	21.0x	P / E - LTM (4Q05) [9]	23.0x	23.5x	12.7%	12.0%
P / E - 2005E [8]	18.7x	19.2x	P / E - 2006E [9]	20.7x	21.1x	10.7%	9.9%

Notes
1. Fully diluted equity value (treasury method)
2. Assumes 2005 net debt of $346MM per 10-Q as of June 30, 2005
3. Assumes 2006E net debt of $802MM based on projected balance sheet (pro forma for Intrado and Raindance), per management estimates
4. Adjusted LTM EBITDA last four quarters as of June 30, 2005, per 2005 10-Q. Includes Other Income and reduced by Minority Interest (assumed cash outflow)
5. Adjusted LTM EBITDA as of December 31, 2005, per 2005 10-Ks of Wellington, Intrado and Raindance, respectively. Includes Other Income and reduced by Minority Interest (assumed cash outflow)
6. 2005E and 2006E adjusted EBITDA as per 2005 Osborne model. Includes Other Income and reduced by Minority Interest
7. 2006E and 2007E adjusted EBITDA as per 2006 Combination model. Includes Other Income and reduced by Minority Interest
8. LTM EPS last four quarters as of June 30, 2005, per 2005 10-Q. P / E for full year 2005E based on 2005 Osborne model
9. LTM EPS last four quarters as of December 31, 2005, per 2005 10-K. P / E for full year 2006E based on 2006 Combination model

Morgan Stanley

2

CONFIDENTIAL DRAFT

Project Wellington

Summary Preliminary Valuation

Share Count Data Updated as of March 17, 2006

Valuation

Equity Value/Share ($USD) (1)

LTM Trading Range

Analyst Price Targets (2)

Comparable Companies

17x – 19x 2006E P/E, Mgmt. Forecast ($2.27)

7.5x – 8.5x 2006E Mgmt. Adj. EBITDA (3)

Precedent Multiples Paid

9.0x – 11.0x 2005A EBITDA (4)

Precedent Premiums Paid

Approximately 16% – 25% Premium to 30-Day Avg.

LBO Analysis: 18% – 22% IRR

Management Case

Discounted Cash Flow Analysis (5)

Management Case

Potential Consideration to Public

3/17/06 Price

$43.03

$47.00 - $48.00

31.17

38.82

43.53

41.96

44.64

47.32

38.59

43.13

36.60

42.67

39.64

50.38

49.42

53.26

41.00

47.00

42.01

52.04

30

35

40

45

50

55

60

Volume Weighted Average Price

Median

Notes

1. Based on fully diluted shares outstanding (treasury method) as of 3/17/06, per company filings

2. Discounted by one year at cost of equity of 12%

3. Includes Other Income and reduced by Minority Interest (assumed cash flow)

4. Wellington 2005 EBITDA as per 2005 10-K plus Intrado and Raindance 2005 EBITDA, as per their respective 2005 10-Ks

5. Assumes WACC range of 9.5% - 11.5%, EBITDA exit multiple range of 8.0x – 9.0x

CONFIDENTIAL DRAFT

Project Wellington

Valuation Matrix

Adjusted for Intrado and Raindance Acquisitions

West Corporation Valuation Matrix

Adjusted for Acquisitions

$MM, except for per share amounts

Price Per Share	Prem. / (Disc.) to Current	Total Equity[1] Value	Founders' Equity[2] Value	Public Equity Value	Aggregate[3] Value	Aggregate Value / Revenue 2005 Adj.[4]	Aggregate Value / Revenue 2006E	Aggregate Value / EBITDA 2005 Adj.[5]	Aggregate Value / EBITDA 2006E[6]	Price / EPS 2006E	Price / EPS 2007E	PEG[7] 2006E
Statistic	*$43.03*	*$3,156*	*$1,723*	*$1,433*	*$3,958*	*$1,745*	*$1,899*	*$411*	*$462*	*$2.27*	*$2.62*	*17.0%*
$40.00	(7.0%)	$2,925	$1,601	$1,323	$3,727	2.1x	2.0x	9.1x	8.1x	17.6x	15.3x	1.0x
$41.00	(4.7%)	$2,998	$1,641	$1,356	$3,800	2.2x	2.0x	9.2x	8.2x	18.0x	15.7x	1.1x
$42.00	(2.4%)	$3,077	$1,681	$1,396	$3,879	2.2x	2.0x	9.4x	8.4x	18.5x	16.0x	1.1x
$43.00	(0.1%)	$3,154	$1,721	$1,432	$3,956	2.3x	2.1x	9.6x	8.6x	18.9x	16.4x	1.1x
$43.03	0.0%	$3,156	$1,723	$1,433	$3,958	2.3x	2.1x	9.6x	8.6x	18.9x	16.4x	1.1x
$44.00	2.3%	$3,230	$1,761	$1,469	$4,032	2.3x	2.1x	9.8x	8.7x	19.4x	16.8x	1.1x
$45.00	4.6%	$3,307	$1,801	$1,506	$4,109	2.4x	2.2x	10.0x	8.9x	19.8x	17.2x	1.2x
$46.00	6.9%	$3,384	$1,841	$1,542	$4,186	2.4x	2.2x	10.2x	9.1x	20.2x	17.6x	1.2x
$47.00	9.2%	$3,460	$1,882	$1,579	$4,262	2.4x	2.2x	10.4x	9.2x	20.7x	17.9x	1.2x
$48.00	11.6%	$3,537	$1,922	$1,615	$4,339	2.5x	2.3x	10.5x	9.4x	21.1x	18.3x	1.2x
$49.00	13.9%	$3,614	$1,962	$1,652	$4,416	2.5x	2.3x	10.7x	9.5x	21.6x	18.7x	1.3x
$50.00	16.2%	$3,690	$2,002	$1,689	$4,492	2.6x	2.4x	10.9x	9.7x	22.0x	19.1x	1.3x

Notes

1. Fully diluted equity value (treasury method) of 73.3MM shares at $43.03 / share as of 3/17/06, per company filings
2. Assumes Gary L. West and Mary E. West own 40.0MM basic shares as of 3/17/06, per company filings
3. Assumes net debt of $802MM based on projected balance sheet (pro forma for Intrado and Raindance), per management estimates
4. Wellington 2005 revenue as per 2005 10-K plus Intrado and Raindance 2005 revenue, as per their respective 2005 10-Ks
5. Wellington 2005 EBITDA as per 2005 10-K plus Intrado and Raindance 2005 EBITDA, as per their respective 2005 10-Ks
6. Includes Other Income and reduced by Minority Interest (assumed cash flow)
7. 2006E growth rate as per I/B/E/S estimate

Morgan Stanley

4

CONFIDENTIAL DRAFT

Project Wellington

Analysis assumes treasury method share repurchases at offer price shown (i.e., not at potential higher, bifurcated price to public)

– In a bifurcated transaction, repurchases would be assumed to occur at price to public

Share Schedule

Share Schedule (Shares in MM)

Price

Basic Shares

Deferred Comp.

Total

Options Exercised (1)

Shares Repurchased Under Treasury Method

Net Shares

$42.00

70.184

0.262

70.446

5.985

3.161

73.270

$43.00

70.184

0.262

70.446

5.985

3.087

73.343

$44.00

70.184

0.262

70.446

6.189

3.217

73.418

$44.50

70.184

0.262

70.446

6.189

3.181

73.454

$45.00

70.184

0.262

70.446

6.189

3.145

73.489

$46.00

70.184

0.262

70.446

6.189

3.077

73.558

$47.00

70.184

0.262

70.446

6.189

3.011

73.623

$48.00

70.184

0.262

70.446

6.189

2.949

73.686

Notes

1. Includes 203,875 options anticipated from April 3, 2006 grant at an exercise price of $43.08